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                                                                     EXHIBIT 4.5

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS.

                                 PROMISSORY NOTE

$350,000.00                                            Laguna Hills, California
                                                       July 18, 2001

            FOR VALUE RECEIVED, eLiberation.com Corporation, a Delaware corporation ("Borrower"), promises to pay to Frastacky Associates, Inc., an Ontario, Canada, corporation ("Lender"), or order, the principal amount of Three Hundred Fifty Thousand Dollars ($350,000.00), with interest from the date hereof on the unpaid principal balance under this Promissory Note (this "Note") at the rate of nine percent (9%) per annum (on the basis of a 365-day year and the actual number of days elapsed). The principal amount of this Note together with all accrued but unpaid interest shall be due and payable on October 16, 2001 (the "Maturity Date", subject to extension as provided below), unless converted as set forth below. (As used herein, "Lender" shall refer to the then current registered holder of this Note.)

            Concurrently with the issuance of this Note, Borrower is issuing to Lender a warrant to purchase One Hundred Thousand (100,000) shares of Borrower's common stock (the "Common Stock") at a purchase price of $1.00 per share.

            In order to induce Lender to accept this Note, Borrower hereby makes the following representations:

            1. To the best knowledge of Borrower, there is no litigation pending or threatened against Borrower.

            2. To the best knowledge of Borrower, all information and documents provided to Lender by or on behalf of Borrower, including unaudited financial statements, are complete and accurate as of the date thereof.

            3. The execution and delivery of this Note and any document executed as a part of the transaction between Lender and Borrower contemplated hereby shall not constitute a breach of or a default under any agreement or understanding to which the Borrower is a party.

            4. Borrower will use the proceeds of this Note only to pay Borrower's trade payables and regular payroll obligations.

            5. Borrower's offices are located at 24422 Avenida de la Carlota, Suite 120, Laguna Hills, California 92653.

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            6.    Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Borrower is duly qualified to do business in the State of California. This Note, and all documents executed as a part of the transaction between Lender and Borrower contemplated hereby, have been duly authorized and approved by borrower and are legal and binding obligations of Borrower according to their terms.

            7. Borrower anticipates that this Note will be repaid from monies to be received as a result of the anticipated investment of $2.5 million by Broad Street Capital Partners 1, L.P. in a new corporation to be formed after the anticipated merger between Borrower and Providence Capital VI, Inc.

            All dollar amounts described in this Note are United States Dollars. All payments under this Note shall be made to Lender or its order, in lawful money of the United States of America and in immediately available funds delivered to Lender at the offices of Lender at its then principal place of business or at such other place as Lender shall designate in writing for such purpose from time to time. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension.

            This Note may be prepaid in whole or in part at any time, without premium or penalty. Any prepayment of this Note shall be applied in the following order: (i) to the payment of accrued but unpaid interest; (ii) to the payment of outstanding principal; and (iii) to the payment of costs and expenses provided for under this Note.

            No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of Borrower and of Lender, and then only to the extent specifically set forth therein.

            If any default occurs in any payment due under this Note, Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys' fees, incurred by Lender in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced. None of the provisions hereof and none of Lender's rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by Lender's acceptance of any past due payments or by any indulgence granted by Lender to Borrower.

            Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind and agree that they shall remain liable for all amounts due under this Note notwithstanding any extension of time or change in the terms of payment of this Note granted by Lender or any delay or failure by Lender to exercise any rights under this Note.

            This Note has not been registered under the Act or the securities laws of any state, in reliance upon exemptions from registration or qualification. This Note is subject to

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restrictions on transferability and resale, and may not be hypothecated, pledged, transferred or sold except as permitted by registration or exemption under applicable federal and state laws. This Note is transferable only if Lender supplies evidence satisfactory to Borrower (which may include opinion of counsel from a law firm acceptable to Borrower) that Lender has complied with the appropriate registration requirements that such registration is not required. Borrower may deem and treat the person in whose name this Note is registered as its absolute owner for the purpose of receiving payments of interest and principal, and for all other purposes.

            This Note is secured by substantially all of the assets of Borrower. Borrower hereby grants a secondary security interest to Lender in each and all of the assets of Borrower (including the proceeds thereof). Borrower shall execute and deliver to Lender such UCC-1 Financing Statements, pledges, assignments and instruments as may be necessary in order for Lender to perfect these security interests, and hereby appoints Lender and Lender's attorney as its special attorney-in-fact for the limited purpose of executing any such documents on behalf of Borrower; provided that neither Lender nor Lender's attorney may execute any such documents on behalf of Borrower unless Lender shall have previously given Borrower two (2) business days prior written notice identifying the document or documents to be executed and the reasons why such execution is necessary to perfect the security interests, and enclosing a copy of such document or documents.

            If a court of competent jurisdiction finds that the terms of this
Note violate any applicable usury law, then the obligation to pay interest on this Note shall be reduced to the maximum legal limit under applicable law governing the interest payable in connection with this Note, and any amount of interest paid by Borrower that is deemed in excess of the maximum interest rate that could be paid at such time shall be deemed to have been a prepayment of principal (without penalty) on this Note.

            This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles thereof relating to conflicts of law; provided, that, Lender reserves any and all rights it may have under US federal law.

            IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed the day and year first above written.

                                       eLiberation.com Corporation,
                                       a Delaware corporation

                                       /s/ Heath Clarke
                                       -----------------------------
                                       Heath Clarke
                                       Chief Executive Officer

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